Hims & Hers Health, Inc. Reports Third Quarter 2023 Financial Results and Raises Full Year 2023 Outlook

Revenue of $226.7 million, up 57% year-over-year in Q3 2023

Net loss of $7.6 million; Adjusted EBITDA profitability of $12.3 million in Q3 2023

Subscribers grew to 1.4 million, up 56% year-over-year in Q3 2023

Exited Q3 2023 with over 80% of orders fulfilled via affiliated facilities

Raises full year 2023 revenue guidance to a range of $868 million to $873 million and Adjusted EBITDA guidance to a range of $43 million to $46 million

SAN FRANCISCO, November 6, 2023 – Hims & Hers Health, Inc. (“Hims & Hers” or the “Company”, NYSE: HIMS), the leading health and wellness platform, today reported financial results for the third quarter ended September 30, 2023.

“I am proud of the progress made across several of our key pillars in the third quarter which meaningfully moved Hims & Hers one step closer toward our vision of an accessible, personalized platform,” said Andrew Dudum, co-founder and CEO. “Personalization continues to gain traction across our platform, and the anticipated completion of our migration toward affiliated facilities by year end will further strengthen our ability to provide customers with a broader set of personalized solutions, providing us with strong conviction that this will be a differentiator over both the near and long-term. Additionally, MedMatch, our AI based service that leverages anonymized data across Hims & Hers’ expansive data set, has the potential to aid providers in their ability to efficiently select the right personalized solutions for each individual consumer. With all of this great progress, we believe the end result will be more customers that are happier and healthier on the Hims & Hers platform.”

“Our continued execution of providing a platform that offers an increasingly broader set of personalized solutions to consumers, while also achieving a level of operational efficiency that we believe few in the market are able to match, uniquely positions us to offer personalized solutions to consumers at mass-market prices and drive more value to consumers,” said Yemi Okupe, CFO. “We have strong conviction that this has and will continue to enable us to drive greater market share, and also concurrently expand margins.”

Key Business Metrics
(In Thousands, Except for Monthly Online Revenue per Average Subscriber and AOV, Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2023	2022	% Change	2023	2022	% Change
Subscribers (end of period)	1,426	916	56%	1,426	916	56%
Monthly Online Revenue per Average Subscriber	$54	$56	(4)%	$55	$52	6%

Net Orders	2,222	1,675	33%	6,378	4,267	49%
AOV	$99	$83	19%	$95	$80	19%

Revenue
(In Thousands, Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2023	2022	% Change	2023	2022	% Change
Online Revenue	$219,665	$139,781	57%	$605,018	$341,345	77%
Wholesale Revenue	7,034	5,055	39%	20,363	18,368	11%
Total revenue	$226,699	$144,836	57%	$625,381	$359,713	74%

Third Quarter 2023 Financial Highlights
•Revenue was $226.7 million for the third quarter of 2023 compared to $144.8 million for the third quarter of 2022, an increase of 57% year-over-year.
•Gross margin was 83% for the third quarter of 2023 compared to 79% for the third quarter of 2022.
•Net loss was $(7.6) million for the third quarter of 2023 compared to $(18.8) million for the third quarter of 2022.
•Adjusted EBITDA was $12.3 million for the third quarter of 2023 compared to $(6.1) million for the third quarter of 2022.

A reconciliation of Adjusted EBITDA, a non-GAAP measure, to net loss, its most comparable financial measure under generally accepted accounting principles in the United States (“U.S. GAAP”), has been provided in this press release in the accompanying tables. Additional information about Adjusted EBITDA is also included below under the heading “Non-GAAP Financial Measures”.

Financial Outlook

Hims & Hers is providing the following guidance:

For the fourth quarter 2023, we expect:
•Revenue of $243 million to $248 million.
•Adjusted EBITDA of $14 million to $17 million, reflecting an Adjusted EBITDA margin of 6% to 7%.

For the full year 2023, we expect:
•Revenue of $868 million to $873 million.
•Adjusted EBITDA of $43 million to $46 million, reflecting an Adjusted EBITDA margin of approximately 5%.

The guidance provided above constitutes forward-looking statements and actual results may differ materially. Refer to the “Cautionary Note Regarding Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

We have relied upon the exception in Item 10(e)(1)(i)(B) of Regulation S-K and have not reconciled forward-looking Adjusted EBITDA to its most directly comparable U.S. GAAP measure, net loss, because we cannot predict with reasonable certainty the ultimate outcome of certain components of such reconciliations, including market-related assumptions that are not within our control, or others that may arise, without unreasonable effort. For these reasons, we are unable to assess the probable significance of the unavailable information, which could materially impact the amount of future net loss. See “Non-GAAP Financial Measures” for additional important information regarding Adjusted EBITDA.

Conference Call

Hims & Hers will host a conference call to review the third quarter 2023 results on November 6, 2023, at 5:00 p.m. ET. The conference call can be accessed by dialing +1 (888) 510-2630 for U.S. participants and +1 (646) 960-0137 for international participants, and referencing conference ID #1704296. A live audio webcast will be available online at https://investors.hims.com/. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call at the same link.

About Hims & Hers Health, Inc.

Hims & Hers is the leading health and wellness platform on a mission to help the world feel great through the power of better health.

We believe how you feel in your body and mind transforms how you show up in life. That’s why we’re building a future where nothing stands in the way of harnessing this power. Hims & Hers normalizes health & wellness challenges—and innovates on their solutions—to make feeling happy and healthy easy to achieve. No two people are the same, so the Company provides access to personalized care designed for results.

For more information, please visit https://investors.hims.com/.

Cautionary Note Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believe,” “estimate,” “anticipate,” “expect,” “assume,” “imply,” “intend,” “plan,” “may,” “will,” “potential,” “project,” “predict,” “continue,” “could,” or “should,” or, in each case, their plural, their negative or other variations or comparable terminology. There can be no assurance that actual results will not materially differ from expectations. Such statements include, but are not limited to, any statements relating to our financial outlook and guidance, including our mission to drive top-line growth and profitability and our ability to attain our long-term financial targets; our expected future financial and business performance, including with respect to the Hims & Hers platform, our marketing campaigns, investments in innovation, and our infrastructure, and the underlying assumptions with respect to the foregoing; statements relating to events and trends relevant to us, including with respect to our financial condition, results of operations, short- and long-term business operations, objectives, and financial needs; expectations regarding our mobile applications, market acceptance, user experience, customer retention, brand development, our ability to invest and generate a return on any such investment, customer acquisition costs, operating efficiencies and leverage (including our fulfillment capabilities), the effect of any pricing decisions, changes in our product or offering mix, the timing and market acceptance of any new products or offerings, the success of our business model, our market opportunity, our ability to scale our business, the growth of certain of our categories, our ability to innovate on and expand the scope of our offerings and experiences, our ability to reinvest into the customer experience, and our ability to comply with the extensive, complex and evolving regulatory requirements applicable to our business, including without limitation state and federal healthcare, privacy and consumer protection laws and regulations. These statements are based on management’s current expectations, but actual results may differ materially due to various factors.

The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments and their potential effects on us. Future developments affecting us may not be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) and other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the “Risk Factors” section of each of our most recently filed Quarterly Report on Form 10-Q, our most recently filed Annual Report on Form 10-K, and any of our subsequent filings with the Securities and Exchange Commission (the “Commission”).

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and developments in the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in reports we have filed or will file with the Commission, including our most recently filed Annual Report on Form 10-K, our most recently filed Quarterly Report on Form 10-Q, and any of our subsequent filings with the Commission. In addition, even if our results of operations, financial condition and liquidity, and developments in the industry in which we operate are consistent with the forward-looking statements contained in such reports, those results or developments may not be indicative of results or developments in subsequent periods.

Key Business Metrics

“Online Revenue” represents the sales of products and services on our platform, net of refunds, credits, and chargebacks, and includes revenue recognition adjustments recorded pursuant to U.S. GAAP, primarily relating to deferred revenue and returns reserve. Online Revenue is generated by selling directly to consumers through our websites and mobile applications. Our Online Revenue consists of products and services purchased by customers directly through our online platform. The majority of our Online Revenue is subscription-based, where customers agree to be billed on a recurring basis to have products and services automatically delivered to them.

“Wholesale Revenue” represents non-prescription product sales to retailers through wholesale purchasing agreements. We sell only non-prescription products to wholesale partners. In addition to being revenue generative and profitable, wholesale partnerships have the added benefit of generating brand awareness with new customers in physical environments.

“Subscribers” are customers who have one or more “Subscriptions”, which are agreements pursuant to which they have agreed to be automatically billed on a recurring basis at a defined cadence. The Subscription billing cadence is typically defined as a number of months (for example, billed every month or every three months), which are excluded from our reporting when payment has not occurred at the contracted billing cadence. Subscribers can cancel Subscriptions in between billing periods to stop receiving additional products and services and can reactivate Subscriptions to continue receiving additional products and services.

“Monthly Online Revenue per Average Subscriber” is defined as Online Revenue divided by “Average Subscribers”, which amount is then further divided by the number of months in a period. “Average Subscribers” are calculated as the sum of the Subscribers at the beginning and end of a given period divided by 2.

“Net Orders” are defined as the number of online customer orders minus transactions related to refunds, credits, chargebacks, and other negative adjustments. Net Orders represent transactions made on our platform during a defined period of time and exclude revenue recognition adjustments recorded pursuant to U.S. GAAP.

Average Order Value (“AOV”) is defined as Online Revenue divided by Net Orders.

CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Data, Unaudited)

	September 30, 2023	December 31, 2022
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$57,996	$46,772
Short-term investments	154,501	132,853
Inventory	21,992	21,562
Prepaid expenses and other current assets	15,730	15,408
Total current assets	250,219	216,595
Restricted cash	856	856
Goodwill	110,881	110,881
Property, equipment, and software, net	28,238	11,199
Intangibles, net	19,297	21,841
Operating lease right-of-use assets	4,302	4,936
Other long-term assets	72	33
Total assets	$413,865	$366,341
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$42,001	$32,363
Accrued liabilities	27,360	12,448
Deferred revenue	4,392	1,472
Earn-out liabilities	6,862	—
Operating lease liabilities	1,930	1,658
Total current liabilities	82,545	47,941
Operating lease liabilities	2,753	3,649
Earn-out liabilities	—	2,975
Other long-term liabilities	5	35
Total liabilities	85,303	54,600
Commitments and contingencies
Stockholders' equity:
Common stock – Class A shares, par value $0.0001, 2,750,000,000 shares authorized and 203,578,394 and 200,051,689 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively; Class V shares, par value $0.0001, 10,000,000 shares authorized and 8,377,623 shares issued and outstanding as of September 30, 2023 and December 31, 2022	21	21
Additional paid-in capital	698,094	656,626
Accumulated other comprehensive loss	(133)	(277)
Accumulated deficit	(369,420)	(344,629)
Total stockholders' equity	328,562	311,741
Total liabilities and stockholders' equity	$413,865	$366,341

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In Thousands, Except Share and Per Share Data, Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue	$226,699	$144,836	$625,381	$359,713
Cost of revenue	39,391	30,383	114,490	83,328
Gross profit	187,308	114,453	510,891	276,385
Gross margin %	83%	79%	82%	77%
Operating expenses:(1)
Marketing	116,076	78,462	320,540	187,045
Operations and support	31,609	21,751	87,018	54,882
Technology and development	12,270	7,977	34,822	20,926
General and administrative	35,907	26,246	97,564	70,624
Total operating expenses	195,862	134,436	539,944	333,477
Loss from operations	(8,554)	(19,983)	(29,053)	(57,092)
Other income:
Change in fair value of liabilities	(588)	450	(1,056)	1,012
Other income, net	2,226	677	6,342	1,399
Total other income, net	1,638	1,127	5,286	2,411
Loss before income taxes	(6,916)	(18,856)	(23,767)	(54,681)
(Provision) benefit for income taxes	(651)	16	(1,024)	(90)
Net loss	(7,567)	(18,840)	(24,791)	(54,771)
Other comprehensive income (loss)	125	6	144	(325)
Total comprehensive loss	$(7,442)	$(18,834)	$(24,647)	$(55,096)
Net loss per share attributable to common stockholders:
Basic and diluted	$(0.04)	$(0.09)	$(0.12)	$(0.27)
Weighted average shares outstanding:
Basic and diluted	210,134,681	205,232,967	208,576,903	203,968,783
______________
(1)Includes stock-based compensation expense as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Marketing	$1,435	$1,241	$3,918	$3,136
Operations and support	1,887	695	4,895	1,848
Technology and development	1,652	1,003	5,205	2,999
General and administrative	12,303	8,040	34,271	22,484
Total stock-based compensation expense	$17,277	$10,979	$48,289	$30,467

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands, Unaudited)

	Nine Months Ended September 30,
	2023	2022
Operating activities
Net loss	$(24,791)	$(54,771)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,857	5,464
Stock-based compensation	48,289	30,467
Change in fair value of liabilities	1,056	(1,012)
Net (accretion) amortization on securities	(4,034)	986
Benefit for deferred taxes	(30)	(380)
Impairment of long-lived assets	429	1,127
Non-cash operating lease cost	1,412	1,156
Non-cash acquisition-related costs	2,264	(198)
Non-cash other	87	—
Changes in operating assets and liabilities:
Inventory	(430)	(8,789)
Prepaid expenses and other current assets	(401)	(3,644)
Other long-term assets	(39)	7
Accounts payable	4,401	13,332
Accrued liabilities	14,912	5,520
Deferred revenue	2,920	(1,064)
Operating lease liabilities	(1,402)	(1,165)
Earn-out payable	—	(6,848)
Net cash provided by (used in) operating activities	51,500	(19,812)
Investing activities
Purchases of investments	(136,415)	(136,816)
Maturities of investments	117,334	134,759
Proceeds from sales of investments	1,574	35,846
Investment in website and mobile application development and internal-use software	(6,705)	(3,320)
Purchases of property, equipment, and intangible assets	(8,589)	(1,314)
Deferred consideration paid for acquisitions	—	(459)
Net cash (used in) provided by investing activities	(32,801)	28,696
Financing activities
Proceeds from exercise of vested stock options	1,691	2,157
Payments for taxes related to net share settlement of equity awards	(10,101)	(2,364)
Proceeds from employee stock purchase plan	898	553
Payments for earn-out consideration for acquisitions	—	(23,014)
Net cash used in financing activities	(7,512)	(22,668)
Foreign currency effect on cash and cash equivalents	37	(36)
Increase (decrease) in cash, cash equivalents, and restricted cash	11,224	(13,820)
Cash, cash equivalents, and restricted cash at beginning of period	47,628	72,640
Cash, cash equivalents, and restricted cash at end of period	$58,852	$58,820
Reconciliation of cash, cash equivalents, and restricted cash
Cash and cash equivalents	$57,996	$57,964
Restricted cash	856	856
Total cash, cash equivalents, and restricted cash	$58,852	$58,820
Supplemental disclosures of cash flow information
Cash paid for taxes	$645	$588
Non-cash investing and financing activities
Purchase of property and equipment included in accounts payable	$5,237	$—
Right-of-use asset obtained in exchange for lease liability	591	1,206
Vesting of early exercised stock options	—	113

Non-GAAP Financial Measures
In addition to our financial results determined in accordance with U.S. GAAP, we present Adjusted EBITDA (which is a non-GAAP financial measure), and Adjusted EBITDA margin (which is a non-GAAP ratio), each as defined below. We use Adjusted EBITDA and Adjusted EBITDA margin to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that Adjusted EBITDA and Adjusted EBITDA margin, when taken together with the corresponding U.S. GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our business, results of operations, or outlook. We consider Adjusted EBITDA and Adjusted EBITDA margin to be important measures because they help illustrate underlying trends in our business and our historical operating performance on a more consistent basis. We believe that the use of Adjusted EBITDA and Adjusted EBITDA margin is helpful to our investors as they are used by management in assessing the health of our business and our operating performance.

However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP financial measures or ratios differently or may use other financial measures or ratios to evaluate their performance, all of which could reduce the usefulness of Adjusted EBITDA or Adjusted EBITDA margin as tools for comparison. Reconciliations are provided below to the most directly comparable financial measures stated in accordance with U.S. GAAP. Investors are encouraged to review our U.S. GAAP financial measures and not to rely on any single financial measure to evaluate our business.

Adjusted EBITDA is a key performance measure that our management uses to assess our operating performance. Because Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure for business planning purposes. “Adjusted EBITDA” is defined as net loss before stock-based compensation, depreciation and amortization, acquisition-related costs (which includes consideration paid for employee compensation with vesting requirements incurred directly as a result of acquisitions, inclusive of revaluation of earn-out consideration recorded in general and administrative expenses), income taxes, change in fair value of liabilities, impairment of long-lived assets, and interest income. “Adjusted EBITDA margin” is defined as Adjusted EBITDA divided by revenue.

Some of the limitations of Adjusted EBITDA include (i) Adjusted EBITDA does not properly reflect capital commitments to be paid in the future, and (ii) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA does not reflect these capital expenditures. In evaluating Adjusted EBITDA, you should be aware that in the future we will incur expenses similar to the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these expenses or any unusual or non-recurring items. We compensate for these limitations by providing specific information regarding the U.S. GAAP items excluded from Adjusted EBITDA. When evaluating our performance, you should consider Adjusted EBITDA in addition to, and not as a substitute for, other financial performance measures, including our net loss and other U.S. GAAP results.

Net Loss to Adjusted EBITDA Reconciliation
(In Thousands, Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Revenue	$226,699	$144,836	$625,381	$359,713

Net loss	(7,567)	(18,840)	(24,791)	(54,771)
Stock-based compensation	17,277	10,979	48,289	30,467
Depreciation and amortization	2,363	1,902	6,857	5,464
Acquisition-related costs	1,280	(191)	2,509	75
Provision (benefit) for income taxes	651	(16)	1,024	90
Change in fair value of liabilities	588	(450)	1,056	(1,012)
Impairment of long-lived assets	—	1,127	429	1,127
Interest income	(2,342)	(607)	(6,428)	(1,138)
Adjusted EBITDA	$12,250	$(6,096)	$28,945	$(19,698)

Net loss as a % of revenue	(3)%	(13)%	(4)%	(15)%
Adjusted EBITDA margin	5%	(4)%	5%	(5)%

Contacts:
Investor Relations
Alice Lopatto
Investors@forhims.com

Media Relations
Press@forhims.com